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                                                                    Exhibit 3.28

                                   Bylaws OF


                                BIA HOTEL CORP.


                           A California Corporation


                                   ARTICLE I


                                    OFFICES


     Section 1. PRINCIPAL EXECUTIVE OFFICE. The board of directors shall fix the location of the principal executive office of the corporation at any place within or without the State of California. If the principal executive office is located outside the State of California, and the corporation has one or more business offices in the State of California, the board of directors shall fix and designate a principal business office in the State of California.

     Section 2. OTHER OFFICES. Other business offices may be established at any time by the board of directors at any place or places where the corporation is qualified to do business.


                                   ARTICLE II


                             MEETING OF SHAREHOLDERS


     Section. 1. PLACE OF MEETING. All meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors or by the written consent of all persons entitled to vote at such meeting who are not present thereat. Such consent may be given either before or after the meeting and shall be filed with the secretary of the corporation.

     Section 2. ANNUAL MEETINGS.

         (a) Annual meetings of shareholders shall be held on the 30th day of January, each year, at 10 o'clock a.m.; provided, however, that when such day falls upon a legal holiday, then the annual meeting shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.
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     (b) Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice.

     (c) If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

     (d) If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in a newspaper of general circulation in the county in which said principal executive office is located.

     (e) Any notice of an annual meeting shall be given to each shareholder entitled thereto not less than ten days nor more than sixty days before such meeting. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of
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the notice.

     (f) Notice of an annual meeting shall specify:

         (1) the place, the date, and the hour of such meeting;

         (2) those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders;

         (3) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

         (4) the general nature of any proposal to approve (i) a contract or other transaction with an interested director, as described in Section 310 of the Corporations Code, (ii) an amendment to the articles of incorporation pursuant to Section

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902 thereof, (iii) a reorganization pursuant to Section 1201 thereof, (iv) a voluntary dissolution pursuant to Section 1900 thereof, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 thereof, and

             (5) such other matters, if any, as may be expressly required by a statute.

     Section 3. SPECIAL MEETINGS.

         (a) Special meetings of the shareholders may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more shareholders holding not less than ten percent of the votes at the meeting.

         (b) Upon receipt of a request in writing delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, president, any vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders that a special meeting of shareholders be called at the specified time for any proper purpose set forth in such request, the officer shall forthwith cause notice to be given to shareholders entitled to vote that a meeting will be held at the times requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after receipt of the request.

         (c) If such notice shall not be given within twenty days after the date of receipt of such request, the person or persons entitled to call the meeting may give notice of the meeting. Except where other express provisions are made by statute, notice of such special meetings shall be given in the manner provided for in Sections 2(b), (c), (d) and (e) for annual meetings of shareholders. In addition to the requirements of items f(1) and, if applicable, f(3) of Section 2, notice of any special meeting shall specify the general nature of the business to be transacted.

     Section 4. QUORUM. Subject to the articles of incorporation, the presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, but only if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 5. ADJOURNED MEETING AND NOTICE THEREOF.

         (a) Any shareholders' meeting may be adjourned from time to time by the vote of a majority of the shares whose holders are either present in person or represented by proxy thereat.

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         (b) When any shareholders' meeting is adjourned for more than forty-
five days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

     Section 6. VOTING.

         (a) Unless a record date for voting purposes is filed as provided in
Section 1 of Article V of these bylaws then, subject to the provisions of Sections 702, 703 and 704 of the Corporations Code relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting. Except with respect to the election of directors, each shareholder shall be entitled to one vote for each full share entitled to be voted by such shareholder and any fractional share held by such shareholder shall not be entitled to any voting rights whatsoever. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote.

         (b) Voting may be by voice or by ballot; provided, however, that all elections for directors must be by ballot if a shareholder so demands before the voting begins.

         (c) Except as provided in Subsection (d) or as required by the Corporations Code or the articles of incorporation, if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders.

         (d) Every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principal among as many candidates as he shall think fit, provided that no shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of his intention

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to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

     Section 7. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened or because of the exclusion of particular matters of business legally required to be included in the notice, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 2(f)(4) of this Article II, the waiver of notice or consent shall state the general nature of the action taken or proposed to be taken. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. ACTION WITHOUT A MEETING.

         (a) Directors may be elected without a meeting by a written consent, signed by all of the persons who would be entitled to vote for the election of directors, provided that a director may be elected without notice at any time to fill a vacancy other than one created by removal, not filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

         (b) Any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, and, except as provided in Subsection (c), without notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         (c) If the consents of all shareholders entitled to vote have not been solicited in writing, shareholders entitled to vote who have not given written consent shall be given the following:

             (1) Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director as described in Section 310 of the Corporations Code, (ii) indemnification of an agent of the corporation as authorized by

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Section 11 of Article V of these bylaws, (iii) a reorganization of the corporation pursuant to Section 1201 of the Corporations Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 thereof, at least ten days before the consummation of the action authorized by such approval; and

             (2) Prompt notice of the taking of any other corporate action approved by shareholders without a meeting by Less than unanimous written consent.

         (d) Notices given pursuant to Subsection (c) of this Section shall be given in the manner provided in. Section 2 of this Article.

         (e) Unless the board of directors has fixed a record date for the determination of shareholders entitled to receive such notice and to give such written consent pursuant to Section 1. of Article V hereof, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corporation.

         (f) Any shareholder, proxyholder, or a transferee of shares, personal representative of the shareholder or their respective proxyholders, giving a written consent, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

     Section 9. PROXIES.

         (a) Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. A proxy shall be deemed executed if the shareholder's name is placed on the proxy (either by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney in fact. A duly executed proxy which does not state that it is irrevocable shall continue in full force and effect until, (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the counting of the vote in which such proxy has been cast; provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

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         (b) The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Subsections 703(e) and 705(f) of the Corporations Code.

         (c) Executors, administrators, guardians, trustees or any fiduciary, may give proxies, waive notice of and consent to any meeting of shareholders, or authorize by a writing, any action which could be taken by shareholders. The manner of execution, revocation and use of proxies shall be governed by the provisions of the Corporations Code except that the board of directors may, in advance of any meeting of the shareholders, prescribe additional regulations concerning the manner of execution, filing and validation of proxies which are intended to be voted at any such meeting.

         (d) If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provision in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as such proxies. If only one such proxy is present, he may vote all the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

     Section 10. INSPECTORS OF ELECTION.

         (a) In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or his proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

         (b) Such inspectors shall (1) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(2) receive votes, ballots or consents; (3) hear and determine all challenges and questions in any way arising in connection with the right to vote; (4) count and tabulate all votes or consents; (5) determine when the

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polls shall close; (6) determine the result; and (7) perform such acts as may be proper to conduct the election or vote with fairness to all shareholders. In determining the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelope in which they are mailed.

         (c) If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
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     Section 11. ORGANIZATION. At every meeting of the shareholders, the president, or in his absence any vice president designated by the president or the board of directors or a chairman chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman. The secretary of the corporation, or in his absence an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence of the secretary and assistant secretary, the chairman may appoint another person to act as secretary of the meeting.


                                   ARTICLE III


                                    DIRECTORS


     Section 1. POWERS. Subject to limitations of the articles of incorporation and of the Corporations Code pertaining to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

         (a) To select and remove all the officers, agents and employees of the corporation, prescribe powers and duties for them not inconsistent with law, with the articles of incorporation or the bylaws, to fix their compensation, and to require from them security for faithful service;

         (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the bylaws;

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     (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of the law;

     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as are lawful;

     (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities;

     (f) By resolution adopted by a majority of the authorized number of directors, to designate an executive committee or other committees, each consisting of two or more directors to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committees shall be conducted. Unless the board of directors shall prescribe a different manner for such proceedings, meetings of such committees may be regularly scheduled in advance or may be called at any time by any two members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

         (1) the approval of any action for which the Corporations Code or the articles of incorporation also requires shareholder approval;

         (2) the filling of vacancies on the board or in any committee;

         (3) the fixing of compensation of the directors for serving on the board or on any committee;

         (4) the adoption, amendment or repeal of bylaws;

         (5) the amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

         (6) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

         (7) the appointment of other committees of the board or the members thereof.

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     Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.

         (a) The number of directors of the corporation shall be not less than 3 nor more than 5 until changed by amendment of the articles of incorporation or by a bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a proposal to reduce the authorized number or the minimum number of directors below five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

         (b) The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this Section 2, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the board of directors. The exact number of directors of this corporation shall be 3 until changed in compliance with this Subsection. No director need be a shareholder.

     Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any duly noticed special meeting of shareholders. All directors shall hold office until their respective successors are elected and qualified, subject to the provisions of the Corporations Code and of these bylaws with respect to vacancies on the board.

     Section 4. VACANCIES.

         (a) A vacancy on the board of directors shall be deemed to exist if a director has died, resigned or been removed, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The board of directors may also declare vacant the office of a director who has been declared of unsound mind by an order of court or has been convicted of a felony.

         (b) Vacancies on the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy on the board created by the removal of a director may only be filled by the vote of a majority of

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the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares.

               (C) The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

               (d) Any director may resign effective upon giving written notice to the chairman of the board, the president, or the secretary of the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

               (e) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 5. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place designated by resolution of the board or in the notice of meeting, or if not so designated, at the principal executive office.

         Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

         Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without notice if the date and place of such meetings are fixed by the board. Should said date fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day.

         Section 8. SPECIAL MEETINGS.

               (a) Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors.


                                      11.

               (b) Special meetings of the board of directors shall be held upon at least four days' notice by mail or upon forty-eight hours' notice delivered personally or by telephone or telegraph.

               (c) Notice by mail shall be deemed given at the time a written notice is deposited in the United States mail, first class postage prepaid, addressed to the recipient at his address as it is shown upon the records of the corporation, or, if it is not so shown on such records and is not readily ascertainable, at the principal executive office of the corporation. Notice by telegraph shall be deemed given when it is actually transmitted by the telegraph company. Notice by telephone shall be deemed given when it is communicated by telephone to the recipient or to a person at the office of the recipient, if the person giving the notice has reason to believe it will promptly be communicated to the recipient.

               (d) Any notice of a special meeting shall state the date, place and hour of the meeting. A notice need not specify the purpose of the meeting.

         Section 9. ACTION WITHOUT MEETING. Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of the directors.

         Section 10. ACTION AT A MEETING: QUORUM AND REQUIRED VOTE.

               (a) Presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

               (b) Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the articles of incorporation and the provisions of Section 310 of the Corporations Code regarding transactions with interested directors, Section 311 thereof regarding the appointment of committees, and of Subsection 317(e) thereof regarding indemnification of corporate officers, directors and other agents. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.


                                      12.

         Section 11. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors who was not present or who, though present, had prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 12. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any directors' meeting to another time and place.

         Section 13. NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the original meeting.

         Section 14. CONDUCT OF MEETINGS. At every meeting of the board of directors the chairman of the board of directors, if there shall be such an officer, shall preside. If not, a chairman chosen by a majority of the directors present shall preside. The secretary of the corporation shall act as secretary of the board of directors. In case the secretary shall be absent from any meeting of the board, an assistant secretary shall perform the duties of the secretary at such meeting. In the absence from any such meetings of both the secretary and the assistant secretary, the chairman may appoint any person to act as secretary of the meeting.

         Section 15. FEES AND COMPENSATION. Directors and members of committees may receive such compensation for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board. This Section shall not be construed as precluding any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                  ARTICLE IV


                                   OFFICERS


         Section 1. OFFICERS. The corporation shall have a chairman of the board or a president, or both of such officers, a secretary, a chief financial officer and, if the board of directors

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so determines, may have one or more vice presidents, assistant secretaries and assistant financial officers. The board of directors may from time to time also elect such other officers as it shall deem necessary and shall determine the terms of office, powers and duties of such officers. Any number of offices may be held by the same person.

         Section 2. ELECTION. The officers of the corporation except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office at the pleasure of the board, or until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 3. SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION.

               (a) Any officer may be removed either with or without cause by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. The corporation's right to remove any officer shall be subject to such officer's rights under any contract of employment.

               (b) Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation, without prejudice, however, to any right which the corporation may have under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

         Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be assigned to him from time to time by the board of directors or prescribed by the bylaws.


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         Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there is such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there is none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing
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committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

         Section 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws or by the chairman of the board or the president.

         Section 9. SECRETARY.

               (a) The secretary shall record or cause to be recorded, and shall keep or cause to be kept, written minutes of the proceedings of the shareholders, board of directors, and committees of the board.

               (b) The secretary shall keep, or cause to kept, at the principal executive office or at the office of the corporation's transfer agent a record of its shareholders showing the names and addresses of shareholders and the number and all classes of shares held by each.

               (c) The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody and shall affix it to stock certificates prior to issuance and to such other instruments as the board of directors shall prescribe. He shall perform all other duties incident to the office of secretary and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

         Section 10. ASSISTANT SECRETARY. At the request of the secretary, or in his absence or disability, the assistant secretary, designated by him shall perform all the duties of the secretary, and when so acting, he shall have all the powers of, and be subject to

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all the restrictions upon, the secretary. The assistant secretary shall perform such other duties as from time to time may be assigned to him by the board of directors or the secretary.

         Section 11. CHIEF FINANCIAL OFFICER.

               (a) The chief financial officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and shares.

               (b) The chief financial officer shall have charge and custody of, and be responsible for, all funds and securities of the corporation and shall open accounts at, and deposit all monies and other valuables in the name and to the credit of the corporation with, such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation. He shall perform all other duties incident to the office of chief financial officer and have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

         Section 12. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V


                                 MISCELLANEOUS


         Section 1. RECORD DATE. The board of directors may fix, in advance, a record date not more than sixty days nor less than ten days prior to the date of any meeting, nor more than sixty days prior to any other action for which it is fixed. Only shareholders of record on a record date so fixed are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend or distribution or any allotment of rights or to exercise any other rights of shareholders, as the case may be notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation or bylaws.


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         Section 2.  INSPECTION OF CORPORATE RECORDS.

               (a) The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of the corporation and any subsidiary of the corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

               (b) A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have the absolute right (in person, or by agent or attorney) to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the render of its usual charges, a list of names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the date the demand is received or the date specified therein as the date of which the list is to be compiled.

               (c) Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and any subsidiary corporation. Such inspection by a director may be made in person or by agent or attorney.

         Section 3. CHECKS, DRAFTS, ETC.

               (a) All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

               (b) Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories may be made without countersignature by the president or any vice president or the chief financial officer or by any other officer or agent of the


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corporation to whom the board of directors, by resolution, shall have delegated such power, or by hand-stamped impression in the name of the corporation.

         Section 4. ANNUAL AND OTHER REPORTS.

               (a) The corporation shall not be required to send to its shareholders the annual report described in Section 1501 of the Corporations Code.
               (b) A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty days prior to the date of the request and a balance sheet of the corporation as of the end of such period. The statement shall be delivered or mailed to the person making the request within thirty days thereafter. A copy of the statements shall be kept on file in the principal executive office of the corporation for twelve months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

               (c) The corporation shall; upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or by the certificate of an authorized officer of the corporation or by the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

         Section 5. CONTRACTS. Except as otherwise provided in the bylaws, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount, except as otherwise provided by law.

         Section 6. STOCK CERTIFICATES.

               (a) Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or

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the secretary or assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile. in case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

               (b) Any such certificate shall also contain any legend or other statement required by Sections 417 or 418 of the Corporations Code, by the Corporate Securities Law of 1968, and by the federal securities laws. This shall include, without limitation any statement required by the existence of any agreement between the corporation and the proposed issues of a certificate.

               (c) Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

         Section 7. TRANSFER ON THE BOOKS.

               (a) Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the secretary or transfer agent shall issue a new certificate to the person entitled thereto. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the secretary of the corporation or its transfer agent, such fact shall be stated in the entry of the transfer.

               (b) when a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer, or may require adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

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         Section 8. LOST, STOLEN AND DESTROYED CERTIFICATES. The holder of any certificate for shares of the corporation shall immediately notify the corporation of any loss, theft or destruction of such certificate, and the corporation may issue a new certificate to replace such certificate alleged to have been lost, stolen or destroyed. The board of directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond in such sum and with such surety or sureties, as it may direct, to indemnify the corporation, its transfer agent and registrar against any claim that may be made against it on account of or arising out of the alleged loss, theft or destruction of any such certificate or the issuance of the new certificate.

         Section 9. COMPULSORY EXCHANGE OF CERTIFICATES. When the articles of incorporation are amended in any way affecting the statement contained in the certificates for outstanding shares, or when, in the discretion of the board of directors, it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the board of directors may order any holder of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the board of directors. Such order may provide that a holder of any certificate so ordered to be surrendered is not entitled to vote or to receive dividends or to exercise any of the other rights of shareholders of record until he has complied with the order, but such order shall operate to suspend such rights only after notice and until compliance.

         Section 10. INSPECTION OF BY-LAWS. The secretary shall keep at the principal executive office in California, or if the principal executive office is not in California, then at the principal business office in California, the original or a copy of the bylaws as amended to date, certified by the secretary, which shall be available for inspection by the shareholders at all reasonable times during office hours. If the corporation has neither a principal executive office nor a principal business office in California, it shall furnish a copy of the bylaws as amended to date to any shareholder who makes a written request for such bylaws.

         Section 11. INDEMNIFICATION. The corporation shall indemnify any officer, director or other agent of the corporation who has been successful on the merits in defense of any proceeding referred to in Subsections 317(b) or (c) of the Corporations Code, or in defense of any claim, issue or matter in such proceeding, against expenses actually and reasonably incurred by the agent in connection therewith. The corporation may also indemnify, or purchase and maintain insurance for, any officer, director, or other agent, to the extent permitted by Section 317 of the Corporations Code.

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         Section 12. CONSTRUCTIONS AND DEFINITIONS. Unless the content otherwise requires the general provisions, rules of construction and definitions contained in the California Corporations Code shall govern the construction of these bylaws.

                                  ARTICLE VI


                                  AMENDMENTS


         Section 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the corporation's articles of incorporation set forth the number of its authorized directors, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

         Section 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article VI, new bylaws may be adopted or these bylaws amended or repealed by the board of directors, provided that no such bylaw may change the authorized number of directors of the corporation except that, if the corporation has a variable board of directors, such bylaw may fix the exact number of directors within the limits specified in the articles of incorporation or in Section 2 of Article III of the bylaws.


                           CERTIFICATE OF SECRETARY



THE UNDERSIGNED DOES HEREBY CERTIFY:

         That I am the duly elected, qualified and acting Secretary of BIA HOTEL CORP., a California corporation, and that the above and foregoing Bylaws were adopted as the Bylaws of said corporation on April 15, 1984, by the directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of April, 1984.



                                                 /s/ Robert Snukal
                                              ----------------------------
                                              Robert Snukal, Secretary


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